UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2007

Indevus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-18728	04-3047911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Hayden Avenue

Lexington, MA 02421-7966

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781-861-8444)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01 Other Events.

On May 3, 2007, Indevus Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that SUPPRELIN®-LA (histrelin acetate subcutaneous implant) 50mg has been approved by the U.S. Food and Drug Administration (FDA). SUPPRELIN-LA is indicated for the treatment of central precocious puberty (CPP), the premature onset of puberty in children. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Based on the FDA approval of SUPPRELIN-LA which satisfies the condition under the contingent stock rights agreement related to such compound entered into in connection with the merger with Valera Pharmaceuticals, Inc., the Company anticipates that approximately 2.3 million shares of its common stock will be issued to the holders of the contingent stock rights assuming the satisfaction of the applicable conversion requirements set forth in the agreement. The contingent stock rights agreement is filed as Exhibit 10.1 to the Form 8-K filed by the Company on April 17, 2007.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on May 3, 2007

Forward-Looking Statements

This filing may contain forward-looking statements that involve risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties are set forth in the Company’s filings under the Securities Act of 1933 and the Securities Exchange Act of 1934 under “Risk Factors” and elsewhere, and include, but are not limited to: dependence on the success of SANCTURA®, SANCTURA XR™, NEBIDO® , VANTAS® and SUPPRELIN®-LA; the early state of products under development; uncertainties relating to clinical trials, regulatory approval and commercialization of our products, particularly SANCTURA XR, NEBIDO, VANTAS® , SUPPRELIN®-LA and VALSTAR®; risks associated with contractual agreements, particularly for the manufacture and co-promotion of SANCTURA and SANCTURA XR and the manufacture of NEBIDO, VANTAS and VALSTAR; dependence on third parties for supplies, particularly for histrelin, manufacturing, marketing, and clinical trials; competition; need for additional funds and corporate partners, including for the development of our products; failure to acquire and develop additional product candidates; changes in reimbursement policies and/or rates for SANCTURA, VANTAS, DELATESTRYL and any future products; history of operating losses and expectation of future losses; product liability and insurance uncertainties; risks relating to the Redux-related litigation; the risk that the businesses of Indevus and Valera Pharmaceuticals, Inc. will not be integrated successfully during the period following the related merger; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; market acceptance for the merger and approved products; risks of regulatory review and clinical trials; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; reliance on intellectual property and having limited patents and proprietary rights; dependence on market exclusivity, valuation of our Common Stock; risks related to repayment of debts; risks related to increased leverage; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations and other risks. Indevus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INDEVUS PHARMACEUTICALS, INC.

Dated: May 4, 2007	By: /s/ Glenn L. Cooper
Glenn L. Cooper, M.D.
Chief Executive Officer and Chairman

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